EXHIBIT (a)(1)(H)

NOTICE TO PARTICIPANTS IN THE

USANA HEALTH SCIENCES, INC. 401(k) PLAN

June 5, 2008

Dear Plan Participant:

You are receiving this letter and the enclosed Instruction Form in connection with the offer by Unity Acquisition Corp., a Utah corporation (“Purchaser”), to purchase all of the outstanding shares of common stock, $0.001 par value per share (the “Shares”), of USANA Health Sciences, Inc. (“USANA”) not currently owned by certain shareholders of USANA (the “Offer Participants”), at a price of $26.00 per share, net to the seller in cash, without interest thereon (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the “Offer”). The enclosed Offer to Purchase describes the Offer in greater detail, including the conditions that must be satisfied before Purchaser will purchase Shares in the Offer.

This letter relates to the Shares allocated to your account under the USANA Health Sciences, Inc. 401(k) Plan (the “401(k) Plan”) that are held by MG Trust Company, LLC (“MG Trust”) as trustee of the 401(k) Plan on your behalf. Only the holder of record of Shares can tender the Shares in the Offer, and MG Trust as trustee is the holder of record of the Shares in the 401(k) Plan. However, under the terms of the 401(k) Plan, each participant or beneficiary, including you, is designated a “named fiduciary” for purposes of making a decision as to whether to instruct MG Trust, as trustee, to tender Shares allocated to your account under the

401(k) Plan for sale in accordance with the terms of the Offer. Because you are designated a “named fiduciary” for tender offer purposes under the 401(k) Plan, MG Trust is required to follow your validly delivered instructions, provided they are in accordance with the terms of the 401(k) Plan and are not inconsistent with MG Trust’s responsibilities under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). As a “named fiduciary” you are entitled to instruct MG Trust whether to tender all or a portion of the Shares allocated to your account under the 401(k) Plan before the expiration of the Offer. In accordance with the terms of the 401(k) Plan, MG Trust hereby requests instructions from you as to whether you wish to have MG Trust tender on your behalf any or all of such Shares held by MG Trust for your account, pursuant to the terms and subject to the conditions set forth in the Offer. Digital Retirement Solutions, Inc. (the “Plan Administrator”) is the administrator of the 401(k) Plan and will receive the instructions on behalf of MG Trust.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, JUNE 27, 2008, UNLESS THE OFFER IS EXTENDED. THE DEADLINE FOR 401(K) PLAN PARTICIPANTS TO PROVIDE INSTRUCTIONS TO THE TRUSTEE TO TENDER SHARES AS SET FORTH HEREIN IS 5:00 P.M., NEW YORK CITY TIME, ON JUNE 23, 2008.

To instruct MG Trust to tender Shares held by MG Trust in your 401(k) Plan account, please complete the attached Instruction Form and return it to Digital Retirement Solutions, Inc., acting as the tabulating agent for MG Trust (the “Tabulating Agent”), in the envelope provided so it is received on or before 5:00 p.m., New York City time, on June 23, 2008 (which is three business days before the Offer is currently scheduled to expire) (the “401(k) Plan Instruction Deadline”), so that your Shares may be properly tabulated and submitted to MG Trust to tender before the expiration date of the Offer. Please note that if the Tabulating Agent does not receive a signed Instruction Form from you by the 401(k) Plan Instruction Deadline, your Shares will not be submitted to be tendered into the Offer unless the Plan Administrator and MG Trust determine that it is obligated to tender them.

Your attention is directed to the following:

1.	Purchaser is offering to purchase Shares at the price of $26.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

2.	The Offer is being made for all of the Shares.

3.	The Offer is conditioned on, among other things: (a) there being validly tendered and not withdrawn at least a majority of the outstanding Shares that are not beneficially owned by the Offer Participants; (b) there being validly tendered and not withdrawn a sufficient number of Shares in the Offer such that, after the Shares are purchased pursuant to the Offer, Purchaser would own at least 90% of the outstanding Shares (determined on a fully diluted basis after giving effect to the conversion or exercise of all derivative securities with an exercise price less than the Offer Price); and (3) the availability of the financing arranged by Purchaser to purchase the Shares on the terms and conditions set forth in its debt financing commitment or on terms and conditions that are no less favorable, in the aggregate, to Purchaser, as determined in its reasonable judgment.

4.	THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, JUNE 27, 2008 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED BY PURCHASER, IN WHICH EVENT THE TERM “EXPIRATION DATE” SHALL MEAN THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY PURCHASER, WILL EXPIRE. IF THE OFFER IS EXTENDED FOR ANY REASON, THE 401(K) PLAN INSTRUCTION DEADLINE WILL BE AUTOMATICALLY EXTENDED UNTIL 5:00 P.M., NEW YORK CITY TIME, ON SUCH DATE THAT IS THREE BUSINESS DAYS PRIOR TO THE NEW EXPIRATION DATE OF THE OFFER, AS SO EXTENDED.

5.	Tendering stockholders will not be obligated to pay brokerage fees or commissions or stock transfer taxes on the purchase of Shares pursuant to the Offer.

Your instructions to us will be kept confidential. In order to ensure that your instructions to us remain confidential, please return the enclosed Instruction Form directly to the Tabulating Agent.

Even if you sign and return, or have previously signed and returned, a Letter of Transmittal in connection with Shares held by you outside your 401(k) Plan account, you must still complete the enclosed Instruction Form and return it to the Tabulating Agent in order to tender Shares held in your 401(k) Plan account.

If you have questions relating to the 401(k) Plan, please call Digital Retirement Solutions, Inc., customer service toll-free at (888) 377-4015. If you have any questions with regard to the Offer to Purchase and associated tender offer materials in connection with the Offer, or if you have not received any of the offer materials, please call the Information Agent for the Offer, D.F. King & Co., Inc. at (800) 207-3158.

Sincerely,

MG TRUST COMPANY, LLC, TRUSTEE OF THE USANA HEALTH SCIENCES, INC. 401(k) PLAN

INSTRUCTION FORM

IMPORTANT: READ THIS ENTIRE INSTRUCTION FORM

Instructions To MG Trust Company, LLC, as Trustee (the “Trustee”) of the USANA Health Sciences, Inc. 401(k) Plan (the “401(k) Plan”) with regard to the Shares allocated to my account in the 401(k) Plan in response to the Offer to Purchase for Cash All Outstanding Shares of Common Stock of USANA Health Sciences, Inc. (the “Shares”) at $26.00 Per Share by Unity Acquisition Corp., a wholly-owned subsidiary of Gull-Unity Holding Corp. (the “Offer”).

Please check ONE box and sign and date below:

☐	TENDER ALL of the Shares allocated to my account.

☐	TENDER ONLY the number of Shares indicated below:

Number of Shares to be tendered (in whole numbers)                      (Please note, if the number of Shares indicated above is more than the number of Shares held in your account under the 401(k) Plan, your direction will be interpreted to be a direction to tender all of the Shares held in your account under the 401(k) Plan.)

☐	DO NOT TENDER any Shares allocated to my account.

Neither the Trustee nor Plan Administrator makes any recommendation as to your decision to tender or not to tender Shares allocated to your 401(k) Plan account.

As a participant in the USANA Health Sciences, Inc. 401(k) Plan, I acknowledge receipt of the Offer to Purchase for cash all outstanding shares of common stock of USANA Health Sciences, Inc. at $26.00 per share by Unity Acquisition Corp., a wholly-owned subsidiary of Gull-Unity Holding Corp. (the “Offer”) and hereby direct the Trustee to tender or not to tender the Shares allocated to my account under the 401(k) Plan as indicated above.

I understand that if I do not check one of the above boxes and sign, date and return this form to Digital Retirement Solutions, Inc. (the “Tabulating Agent”), the Trustee will not tender the Shares allocated to my account (unless the Trustee determines that it is otherwise obligated to tender them).

,2008
Signature	Date		Print Name

Your instructions may be changed or revoked at any time up until the deadline by delivering a new Instruction Form to the Tabulating Agent. The deadline for receipt of this form is 5:00 p.m., New York City time, on June 23, 2008 (which is three business days before the Offer is currently scheduled to expire). If the Offer is extended, then the deadline for receipt of this form will also be extended to 5:00 p.m., New York City time, on the date that is three business days before the new expiration date of the Offer.

Please return this form in one of the following ways:

By Mail / Overnight Delivery:

Digital Retirement Solutions, Inc.

2420 Trade Centre Avenue

Longmont, CO 80503

By Fax:

(303) 485-9009